Exhibit 99.1

Gulf Island Fabrication, Inc. Reports First Quarter Earnings

    HOUMA, La.--(BUSINESS WIRE)--April 28, 2004--Gulf Island Fabrication, Inc. (NASDAQ: GIFI) today reported net income of $4.0 million ($.33 diluted EPS), on revenue of $50.8 million for its first quarter ended March 31, 2004, compared to net income of $3.2 million ($.27 diluted EPS), on revenue of $39.6 million for the first quarter ended March 31, 2003.
    The company had a revenue backlog of $66.4 million and a labor backlog of approximately 951,000 man-hours remaining to work, which consist of work remaining at March 31, 2004 and commitments received since March 31, 2004.


                  SELECTED BALANCE SHEET INFORMATION
                            (in thousands)
                                                  March 31, Dec. 31,
                                                    2004      2003
                                                  --------  --------
Cash and short-term investments                   $25,854   $22,050
Total current assets                               84,302    81,407
Property, plant and equipment, at cost,net         58,445    58,259
Total assets                                      143,396   140,316
Total current liabilities                          17,604    20,696
Debt                                                    0         0
Shareholders' equity                              117,453   111,591
Total liabilities and shareholders' equity        143,396   140,316

    Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms, offshore living quarters and other specialized structures used in the development and production of offshore oil and gas reserves. The Company also offers offshore interconnect pipe hook-up, inshore marine construction, manufacture and repair of pressure vessels, and steel warehousing and sales.


                     GULF ISLAND FABRICATION, INC.
             CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                 (in thousands, except per share data)

                                                   Three Months Ended
                                                         March 31,
                                                     -----------------
                                                        2004     2003
                                                     -------- --------
Revenue                                              $50,794  $39,573
Cost of revenue                                       43,464   33,599
                                                     -------- --------
Gross profit                                           7,330    5,974
General and administrative expenses                    1,310    1,178
                                                     -------- --------
Operating income                                       6,020    4,796

Other income (expense):
Interest expense                                          (7)      (9)
Interest income                                           49       82
Other                                                     18        3
                                                     -------- --------
                                                          60       76
                                                     -------- --------
Income before income taxes                             6,080    4,872

Income taxes                                           2,128    1,652
                                                     -------- --------
Net income                                            $3,952   $3,220
                                                     ======== ========
Per share data:

Basic earnings per share:                              $0.33    $0.27
                                                     ======== ========
Diluted earnings per share:                            $0.33    $0.27
                                                     ======== ========
       Weighted-average shares                        11,867   11,757
       Effect of dilutive securities: employee stock
        options                                          158      135
                                                     -------- --------
       Adjusted weighted-average shares               12,025   11,892
                                                     ======== ========
Depreciation and amortization included in expense
 above                                                $1,470   $1,235
                                                     ======== ========


    CONTACT: Gulf Island Fabrication, Inc., Houma
             Kerry J. Chauvin, 985-872-2100
             or
             Joseph "Duke" Gallagher, 985-872-2100